UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street Jackson, Michigan (Address of Principal Executive Offices)	49202 (Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A

(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement.
     On March 12, 2009, Sparton Corporation, an Ohio corporation (“Sparton” or the “Company”), and Honeywell International, Inc. (“Honeywell”) agreed to settle certain outstanding claims and to terminate certain Long Term Commercial and Military Contracts dated as of January 2, 2007 between Sparton and Honeywell (collectively, the “Contracts”). Sparton and Honeywell have agreed to a final schedule of purchase orders, at existing prices, to be completed by Sparton, subject to adjustments for materials and capacity issues. In addition, Honeywell will pay Sparton $450,000 per month for the months of March through June 2009, with such payments being contingent on, among other things, Sparton providing support to Honeywell for an expeacted transition. In connection with the settlement and termination, Honeywell agreed to pay Sparton $500,000 as a recovery for certain costs incurred by Sparton in February 2009. Additionally, Honeywell has agreed to purchase certain excess inventory from Sparton and to refrain from imposing penalties against Sparton in connection with the winding down of the relationship. The parties intend to discharge their respective obligations to each other by June 30, 2009 and, in any event, not later than September 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: March 16, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, Chief Executive Officer